CODE OF ETHICS

                                Baird Funds, Inc.
                            Baird Horizon Growth Fund
                              Baird Core Bond Fund
                            Baird Aggregate Bond Fund
                          Baird Intermediate Bond Fund
                     Baird Intermediate Municipal Bond Fund
                           Baird Short-Term Bond Fund

                      BAIRD/ A Northwestern Mutual Company

August 2000

                                 CODE OF ETHICS

1. Regulatory Requirements/Statement of Purpose

     Robert W. Baird & Co. Incorporated ("Baird") is a full-service broker-dealer. Offering investment advice is only part of Baird's business;
however, Baird is also a registered investment adviser. Baird offers investment advice through several departments including: Baird Investment Management, Baird
Advisors, Investment Consulting Services, the Financial Planning Department,
Baird Cornerstone Strategic Mutual Fund Portfolios, and Baird Private Investment
Management (collectively referred to as "Baird Investment Advisory
Departments"). At any time, Baird's investment Advisory Clients (as defined below) may include individuals, pension and profit sharing plans, trusts and estates, charitable organizations, banks and thrift institutions, corporations and other business entities including registered or unregistered management investment companies. Baird is the principal underwriter for an affiliated investment company, and the distributor for several unaffiliated investment companies. Baird also serves as the investment advisor for the Baird Family of Mutual Funds. Baird's activities as an investment adviser subject it to various requirements under the securities laws. This Code of Ethics discusses the policies that apply to all individuals whose responsibilities for the Baird
Funds, Inc. (the "Funds") place them in a potential conflict of interest with the Funds' clients. As a result, not all Baird associates are subject to responsibilities under this Code of Ethics and an associate in one department will not be held to have knowledge of information pertaining to a different department unless the facts and circumstances demonstrate that each area had knowledge of the relevant information.

     Baird's duties to its Advisory Clients require, among other things, that neither Baird nor its associates use information regarding client transactions for personal profit. This requirement must be met whether the opportunity involves a particular Security (as defined below), a matter of market timing or, as in the case of trading in a personal account before making trades for Advisory Clients, "front running." Baird will take such steps as are necessary to ensure that not only the firm's transactions but also associates' personal investments and outside business activities are conducted in a manner that avoids both actual conflicts of interest and the appearance of any abuse of the position of trust inherent in the relationship with Baird's Advisory
Clients. To accomplish this result, Baird will, at all times:

     (A) Place the interests of Advisory Clients before firm or individual
Fund Access Person (as defined below) interests; and

     (B) Require that Baird Fund Access Persons conduct all personal securities transactions in a manner consistent with this Code of Ethics.

     Transactions will be reviewed for compliance with both the letter and the spirit of this Code of Ethics. As a consequence, when seeking approval to make a personal investment, a Fund Access Person should consider the potential appearance of the requested transaction as well as the specific facts. Technical compliance with the provisions of this Code of Ethics will not excuse failure to adhere to either the general principle of fiduciary duty or the appropriate standards of professional responsibility.

2. Preclearance Procedures

     Unless the transaction is exempt under Section four or subject to the Special Review Procedures described below, each Fund Access Person, who for purposes of this Section two shall exclude Disinterested Directors (as defined below), must request the written approval of their immediate Supervisor (as defined below) before initiating a transaction in securities for his or her personal account. Such approval may be reflected on a Baird Fund Access Person
Preclearance Order Ticket initialed by the Supervisor. Copies of the buy and sell tickets are attached as Exhibit A below. Supervisory approval is valid only on the business day on which it is issued. If the transaction is not effected on the date approved, the Fund Access Person must submit a new request for subsequent approval. No Supervisor may knowingly approve the requested transaction if the transaction would violate the guidelines described in Section three below given all the facts and circumstances.

     If a Fund Access Person effects a transaction in any security that is deemed to be a prohibited transaction described in Section three below, such transaction may be cancelled. Any losses sustained during the intervening period shall be the sole responsibility of the Fund Access Person. If the securities increased in value during the intervening period, any profit on the transaction shall be donated to a charitable organization designated by Baird.

     The Supervisor, in giving approval, should consider whether the Fund
Access Person has any direct or indirect professional relationship with the issuer or if the proposed transaction has any substantial economic relationship to any securities being considered for purchase or sale for Advisory Clients. A
Fund Access Person has a direct or indirect professional relationship with the issuer if, for example, the Fund Access Person provides consulting services to the issuer, or is an officer or director of the issuer or its affiliates (as defined below). A professional relationship may also exist if a Fund Access
Person's family member, as defined below, has such a relationship with an issuer or its affiliates.

     The Fund Access Person is in the best position to know whether additional information should be disclosed to his Supervisor when seeking approval for a personal transaction. A Fund Access Person must, therefore, disclose any personal interest that either is, or might be, a conflict of interest with an Advisory Client, to the Supervisor when requesting the transaction. A Supervisor should only approve proposed transactions after considering whether any additional information may be required. The Supervisor should call the Compliance Department or the Legal Department before approval is granted if he or she has any questions regarding transaction approval.

     A request for the purchase of a security that is offered in a private placement is subject to the prior review and written approval of the Compliance
Department (the "Special Review Procedures"). The Fund Access Person should provide a copy of any private placement memorandum along with a written statement specifying whether the Fund Access Person is aware of any Advisory
Clients who are participating in, or are eligible to participate in the transaction. This review process may require several business days and additional information as specified by the Compliance Department. If approval is granted, it is valid until the completion of the private placement transaction.
The Fund Access Person shall be responsible for ensuring that both his or her Supervisor and the Compliance Department receive information comparable to that in Exhibit B below. Furthermore, if approval is granted, the Fund Access Person may not play any substantive role in consideration of such security, or any related security, for Advisory Clients without prior written disclosure to the Supervisor.

3. Prohibitions

     (A) Personal Investments

     Fund Access Persons, who for purposes of this Section three shall exclude
Disinterested Directors, must follow the preclearance procedures described in Section two above. In any event, no Fund Access Person shall purchase or sell, directly or indirectly, any security which he or she has, or by reason of such transaction acquires, any direct or indirect beneficial ownership (as defined below) and which he or she knows or should have known at the time of such purchase or sale is:

          (i) The subject of an initial public offering in any equity securities or securities convertible into equity securities; or,

          (ii) Offered pursuant to a private placement memorandum unless the Fund Access Person requests and receives prior written approval using the Special Review
          Procedures described above; or,

          (iii) Prohibited by the guidelines described in more detail below.

     These prohibitions do not prevent Baird Fund Access Persons from owning or purchasing securities which may be owned or held by one or more Advisory
Clients. Certain transactions, however, shall be permitted only if the Fund
Access Person's personal transaction occurs at least seven days before or after the Advisory Client transaction, as the case may be. In an effort to avoid any assertion that a Fund Access Person could benefit from an Advisory Client transaction which could move the security price up, Fund Access Persons may not:

     o Sell personally held securities until at least seven days after Advisory Clients have completed purchases,

     or,

     o Buy securities in a personal transaction unless no Advisory
       Client purchases the security for at least seven days following a personal transaction.

     Similarly, to prevent Fund Access Persons from profiting as a result of Advisory Client transactions which have the ability to decrease the security price, Fund Access Persons may not:

     o Buy securities in a personal transaction until at least seven days after Advisory Clients have sold the security,

     or,

     o Sell securities in a personal transaction unless no Advisory
       Clients sell the securities for at least seven days following the personal transaction.

     The Fund Access Person may engage in transactions that are consistent with the following general guidelines:

     o The Fund Access Person may buy a security that has been purchased for Advisory Clients if the Fund Access Person purchases at least one business day after purchasing the security for Advisory Clients;

     or,

     o The Fund Access Person may sell a security that has been sold for Advisory Clients if the Fund Access Person sells at least one business day after selling the security for Advisory
     Clients;

     or,


     o The Fund Access Person may buy a security that will be sold for Advisory Clients if the Fund Access Person purchases at least one business day before selling the security for Advisory Clients;

     or,

     o The Fund Access Person may sell a security currently held in their personal account if the Fund Access Person sells at least one business day before purchasing the security for Advisory Clients;

     or,

     o The Fund Access Person may buy or sell a security on the same day that the security will be traded for Advisory Clients if the market capitalization of the security equals or exceeds three billion dollars ($3,000,000,000) on the day of the transactions and the transaction for the Fund Access Person does not represent, either at the time of the transaction or upon conversion, the purchase or sale of more than one thousand (1000) shares of common stock and the Fund Access
       Person's transaction is effected subsequent to Advisory Client transactions.

     In addition to the above requirements, no Fund Access Person shall purchase or sell, directly or indirectly or otherwise acquire any direct or indirect interest in any Covered Security (as defined below) which he or she knows or should have known at the time of such purchase or sale:

     o Is a security for which a Baird Fund has an open order pending in that same security; and/or

     o Is an offsetting transaction effected in the same or equivalent security within the most recent 60 calendar days.

     Any such transactions by Fund Access Persons shall be subject to cancellation. If such transaction cannot be cancelled, Baird may require that any profits realized on the closing of such transaction be disgorged either by disbursement to a charitable entity or other means as necessary under the circumstances.

     These guidelines do not set forth all possible combinations of securities transactions; however, any proposed transactions shall be reviewed during the preclearance process using these, or similar constraints. In some cases, a Supervisor may grant appropriate exceptions based on the facts. If
Advisory Client transactions occur within the one or seven day periods and are not transactions in securities in excess of $3,000,000,000 market capitalization, as the case may be, the personal transaction shall be subject to cancellation as described in more detail in Section two above.

     The prohibitions regarding the purchase of securities related to Advisory Clients whose accounts are managed within one Baird Investment Advisory
Department will not similarly apply to all other Baird Investment Advisory
Departments unless the facts and circumstances demonstrate that the separate departments had knowledge of the investment advice being provided to Advisory
Clients in other departments. Prohibitions regarding transactions in securities will result from knowledge reasonably obtainable by the individual Fund Access
Person based upon their duties within a particular Baird Investment Advisory
Department.

     (B) Outside Business Activity

     All Baird Associates must be careful to avoid even the appearance of conflicts of interest and divided loyalty. Additional restrictions may be imposed upon Baird Fund Access Persons due to their particular Advisory Client relationships. No Baird Associate may engage in outside business activities without first disclosing such activities to the Compliance Department in writing, and receiving written permission to proceed. These activities include, but are not limited to, outside directorships or officerships in another company; a partnership, consultancy or relationship with another entity; or a financial interest as a shareholder in another business other than publicly traded companies.

     (C) Gifts or Gratuities

     As discussed in the Baird Associate Handbook, it is Baird's policy that neither Associates nor members of their immediate families shall seek favors, gifts, entertainment or the equivalent from outside suppliers of goods and services.

     In keeping with this policy, no Baird Associate who is a Fund Access
Person may give or accept gifts or gratuities of more than a nominal amount to or from any person or entity that does business with or on behalf of a Baird
Fund or an Advisory Client. Therefore, a Fund Access Person may give or accept gifts or gratuities subject to a maximum of $100.00 per year to or from any one source.

4. Exempted Transactions

     The prohibitions and preclearance obligations of this Code of Ethics shall not apply to:

     (A) Purchases or sales effected in any account over which a Fund Access
Person has no direct or indirect influence or control (as defined below).

     (B) Purchases or sales of securities which are not eligible for purchase or sale by the Advisory Clients according to the terms of the written investment philosophy statement for Advisory Clients of the Fund Access Person. Investments in private placements of securities, however, are not excluded and such investments must be approved prior to purchase.

     (C) Changes in ownership positions related to stock splits, stock dividends or other similar actions by an issuer as well as purchases or sales of securities which are the result of a stock delivery upon option exercise by a contra party.

     (D) Purchases of securities which are part of an automatic dividend reinvestment plan.

     (E) Purchases of securities effected upon the exercise of rights issued by any issuer PRO RATA to all holders of a class of its securities, to the extent that such rights were acquired from such issuer, and sales of such rights so acquired.

5. Reporting Requirements

     (A) All Fund Access Persons must report their personal securities transactions on a quarterly and annual basis. In accordance with this requirement, Fund Access Persons must submit a Personal Securities Transactions
Attestation Statement, attached hereto as Exhibit B. This Statement certifies that the Fund Access Person's personal account statements accurately reflect all personal securities transactions effected through Baird during a specified time frame. Any such transactions occurring outside of Baird must be disclosed on the Personal Securities Transactions Report (Exhibit B), or by attaching a duplicate statement from the outside firm.

          (1) All Fund Access Persons, who for purposes of this Section
          5(A)(1) shall exclude Disinterested Directors, must conduct personal investment transactions in one or more accounts held at Baird. These accounts shall be designated as Fund
          Access Person accounts and duplicate information will be forwarded to the Fund Access Person's Supervisor and the Compliance Department. In each quarter in which a transaction occurs, the Fund Access Person shall review his or her personal account statements and affirm, in writing that:

               (a) Each security transaction record reflects all transactions for the preceding quarter in which such Fund Access Person has any direct or indirect beneficial interest.

               or,

               (b) No transactions were effected during the quarter for the Fund Access Person.

          (2) (a) No Fund Access Person, who for purposes of this Section
          5(A)(2) shall exclude Disinterested Directors, must open or maintain an account with a broker-dealer other than Baird without receiving the prior written approval of Senior Management through the Compliance
          Department. If approved, such Baird Fund Access Person shall submit all pertinent information regarding external accounts to the Compliance Department and direct such broker-dealer to deliver duplicate copies of confirmations and monthly statements to the Compliance Department; and,

          (b) Each Fund Access Person who is permitted to maintain an account at a broker-dealer other than Baird shall review his or her personal account statements reflecting transactions made during the preceding quarter and affirm in writing that either:

               (i) Each security transaction record
               reflects all transactions for the
               preceding quarter in which such Fund
               Access Person has any direct or
               indirect beneficial interest.

               or,

               (ii) No transactions were effected during the quarter for the Fund Access Person.

          (3) Each Fund Access Person who, for purposes of this Section
          5(A)(3) shall exclude Disinterested Directors, engages in transactions in private placements of securities or other securities transactions not effected in such Fund
          Access Person's brokerage account shall submit duplicate statements from the outside firm or a Personal Securities Transaction Report (Exhibit B), or similar form.

     (B) Any Disinterested Director (as defined below) of the Funds who would be required to make a report solely by reason of being a Fund director, need not make:

          (1) The initial holdings report described in item 5(D) below; and,

          (2) A periodic report of personal transactions unless the Director knew, or should have known that during the 15 day period immediately before or after the Director's transaction in a Covered Security, the Fund purchased or sold the Covered Security, or the Fund or Baird considered purchasing or selling the Covered Security.

     (C) Each Fund Access Person must file an annual statement (Exhibit C) certifying that the Fund Access Person has received a copy of the Code of Ethics, understands his or her duties pursuant to the Code of Ethics and, for other than newly designated Fund Access Persons, has complied with the requirements of such Code of Ethics during the past year. Newly designated
Fund Access Persons must certify that they have complied with the Code for that period of the year during which they were subject to the reporting requirements.

     (D) Each Fund Access Person must file no later than ten (10) days after becoming a Fund Access Person of Baird, a statement reflecting all direct or indirect beneficial ownership of securities in the form attached as Exhibit D hereto.

6. Sanctions

     Upon discovering a violation of the Code of Ethics, Baird may impose appropriate sanctions. The sanctions for inappropriate trading activities or knowingly filing false reports may include, among others, disgorgement of profits, fines, or suspension or termination of employment. Sanctions may also be imposed for incomplete or untimely reports.

7. Definitions

     (A) "Advisory Clients" include accounts for which a Baird Investment
Advisory Department provides investment supervisory services including any registered management investment company clients. Advisory Clients do not include retail or institutional accounts of registered representatives or their families unless those accounts participate in one or more services provided by Baird in its business as an investment adviser.

     (B) "Affiliate" shall mean (i) any person directly or indirectly owning, controlling, or holding with power to vote, 5 per centum or more of the outstanding voting securities of such other person; (ii) any person 5 per centum or more whose outstanding voting securities are directly or indirectly owned, controlled, or held with power to vote, by such other person; (iii) any person directly or indirectly controlling, controlled by, or under common control with, such other person; (iv) any officer, director, partner, co-partner, or employee of such other person; (v) if such other person is an investment company, any investment adviser thereof or any member of an advisory board thereof; and (vi) if such other person is an unincorporated investment company not having a board of directors, the depositor thereof.

     (C) A security is "being considered for purchase or sale" when a recommendation or decision to purchase or sell has been made by a Fund Access
Person and communicated, and, with respect to the individual making the recommendation, when such person seriously considers making such a recommendation.

     (D) "Beneficial Ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of Section
16 of the Exchange Act of 1934 and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which a Fund Access Person has or acquires.

     (E) "Control" shall mean the power to exercise a controlling influence over the management or policies of a company, unless such power is solely the result of an official position with such company.

     (F) "Covered Security" shall include a Security that is being or has, within the most recent fifteen (15) days, been considered for purchase or sale for an Advisory Client that is a registered or unregistered management investment company for which Baird is the portfolio manager.

     (G) "Disinterested Director" is a Director who is not an interested person of the Fund within the meaning of section
2(a)(19) of the Investment Company Act of 1940.

     (H) "Fund Access Person" means any officer, Director, or associate of Baird, (or the spouse or children thereof, residing in the same household, or any person for whom major financial support is provided, whether residing in the same household or not), who, as part of such person's regular duties with respect to Baird's investment companies (i) makes recommendations, or participates in the determination of which recommendations shall be made; or
(ii) obtains information regarding the current recommendations; or (iii) any natural person in a control relationship to the Fund or Baird who obtains information concerning recommendations made to the Fund regarding the purchase or sale of Covered Securities by the Fund. Accounts in which a Fund Access
Person has a beneficial interest shall be deemed accounts of the Fund Access
Person.

     No person shall be deemed to be a Fund Access Person by the receipt of either public reports or information, obtaining information regarding recommendations other than current recommendations, or by a single or inadvertent instance of obtaining knowledge of current investment company recommendations.

     (I) "Purchase or sale of a Security" includes the buying or writing of an option to purchase or sell a Security and the purchase or sale of instruments
WHICH MAY BE CONNECTED TO Securities the Advisory Client holds or intends or proposes to acquire.

     (J) "Security" shall mean any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option, or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a "security," or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase any of the foregoing, except that it shall not include shares of open-end investment companies, securities which are direct obligations of the Government of the United States, high quality short-term debt obligations, bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as designated by the Board of Directors of any Baird Fund.

     (K) "Supervisor" shall be defined as follows:

     The immediate Supervisor for the Fund Access Person who exercises discretion over Advisory Client transactions is generally the Department
Manager, or their delegate. However, to the extent that a Baird Fund Access
Person is the Department Manager or the Fund Access Person's immediate
Supervisor is unavailable, the request may be submitted to designated individuals in the Compliance or Legal Department. Any authorization required for Senior Management will be reviewed and transmitted by the Compliance
Department.

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                                                                       Exhibit A

                                              BAIRD FUND ACCESS PERSON PRECLEARANCE ORDER TICKET

  ----------------------------------------------------------------------------------------------------------------------------------
   LISTED           OTC AGENCY              FIXED INCOME             OPTION       CANCEL           DATE: ___________________________
  ---------------- ----------------------- ------------------ ------------------ ----------------- ---------------------------------

    BUY               QUANTITY         SYMBOL                           CUSIP                       PRICE LIMIT      PRICE EXECUTED
          CALL
                                                   ---------------------------------------------
                                                                SECURITY DESCRIPTION
           PUT
                                                    OPEN    CLOSE   COVERED    UNCOVERED
  ------ -------- --------------- ---------------- ----------------------------------------------- ------------------- -------------
  ----------------------------------------------------------------------------------------------------------------------------------

   STP           STP LMT           OB           NH           DNR           AON           CLO           WOW           ND
  CASH           __________________
  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------- ---------------------- -------------------------- ---------------------------- ---------------------------------
    COUPON RATE           MATURITY                 PRINCIPAL             ACCRUED INTEREST SOLD                     NET AMOUNT

  ---------------------------------------- ------- ------------------ ---------------------------- ---------------------------------
  ACCOUNT NUMBER                             T           REP #                COMMISSION                          ACCOUNT TYPE
                                                          TTO

                                                                                                                 1 CASH 4 W / I
                                                                                                                   2 MARGIN 6 SHORT
                                                                       TOTAL

                                                                      $---------
  ---------------------------------------- ------- ------------------                              ---------------------------------
  --------------------------------------------------------- ---------                              ---------------------------------
  ACCOUNT NAME                                                         DISC.
                                                                      %_________                              S/N      SOLICITED
                                                                                                                       UNSOLICITED

                                                                       RATE/SH
                                                                      --------

                                                                      GRS

                                                                      --------
  --------------------------------------------------------- ---------                              ---------------------------------
  -------------------------------------------------------------------                              ------------------- -------------
  INVESTMENT ADVISORY REP NAME                                                                     OFFSET/BOLT #        CONTRA/EXCH

                                                                       WRAP  (NO COMMISSION)
                                                                                                   ------------------- -------------
                                                                      ---------------------------- ---------------------------------
                                                                              TRADE DATE                        SETTLEMENT DATE
                                                                                     /                                   / /
                                                                                   /
  ------------------------------------------------------------------- ---------------------------- ---------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------

  WITH RESPECT TO THE ABOVE TRANSACTION, I HEREBY MAKE THE FOLLOWING REPRESENTATIONS AND WARRANTIES:

1) I DO NOT POSSESS ANY MATERIAL NONPUBLIC INFORMATION REGARDING THE SECURITY OR THE ISSUER OF THE SECURITY.

2) THE SECURITY IS NOT BEING ACQUIRED IN AN INITIAL PUBLIC OFFERING.

3) THE SECURITY IS NOT BEING ACQUIRED IN A PRIVATE PLACEMENT OR, IF IT IS, IT IS BEING ACQUIRED IN COMPLIANCE WITH THE CURRENT CODE OF ETHICS.

4) THE SECURITY IS NOT BEING ACQUIRED IN CONJUNCTION WITH A DISTRIBUTION OF STOCK CONSIDERED TO BE A "HOT ISSUE" AS DEFINED BY THE NASD (UNLESS OTHERWISE EXCEPTED BY NASD CONDUCT RULES).

5) IF I AM A PORTFOLIO MANAGER, NONE OF THE ACCOUNTS I MANAGE PURCHASED OR
SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE, UNLESS OTHERWISE EXCEPTED BY THE CODE.

6) IF I AM A DESIGNATED ACCESS PERSON, AS DEFINED BY THE CODE OF ETHICS, I ATTEST THAT NONE OF THE ACCOUNTS, FOR WHICH I HAVE BEEN SO DESIGNATED, PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE, UNLESS OTHERWISE EXCEPTED BY THE CODE.

7) I HAVE READ THE CURRENT BAIRD CODE OF ETHICS AND BELIEVE THAT THE PROPOSED TRADE FULLY COMPLIES WITH THE REQUIREMENTS OF THE CODE.

     INVESTMENT ADVISORY REP REQUESTING APPROVAL  ______________________________

                       DATE AND TIME OF REQUEST   ______________________________

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  ----------------------------------------------------------------------------------------------------------------------------------

                                                                             SUPERVISOR APPROVAL  __________________________________

                                                                       DATE AND TIME OF APPROVAL  __________________________________

  ----------------------------------------------------------------------------------------------------------------------------------

                                              BAIRD FUND ACCESS PERSON PRECLEARANCE ORDER TICKET

  ----------------------------------------------------------------------------------------------------------------------------------

   LISTED           OTC AGENCY              FIXED INCOME             OPTION       CANCEL           DATE: ___________________________
  ---------------- ----------------------- ------------------ ------------------ ----------------- ---------------------------------
  ------ -------- -------- --------------- ----------------- -------------------------------------- --------------- ----------------
  SELL                        QUANTITY          SYMBOL                           CUSIP               PRICE LIMIT     PRICE EXECUTED
          SHORT
          SALE

                   CALL                                      _____________________________________________
          LONG                                                            SECURITY DESCRIPTION
          SALE
                    PUT

                                                              OPEN    CLOSE   COVERED    UNCOVERED
  ------ -------- -------- --------------- ----------------- ----------------------------------------------- --------------- -------
  ----------------------------------------------------------------------------------------------------------------------------------

   STP           STP LMT           OB           NH           DNR           AON           CLO           WOW           ND
  CASH           __________________
  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------- ---------------------- -------------------------- ---------------------------- ---------------------------------
    COUPON RATE           MATURITY                 PRINCIPAL             ACCRUED INTEREST SOLD                     NET AMOUNT


  ---------------------------------------- ------- ------------------ ---------------------------- ---------------------------------
  ACCOUNT NUMBER                             T           REP #                COMMISSION                          ACCOUNT TYPE
                                                          TTO

                                                                                                                 1 CASH 4 W / I
                                                                       TOTAL                                       2 MARGIN 6 SHORT
                                                                      $---------
  ---------------------------------------- ------- ------------------                              ---------------------------------
  --------------------------------------------------------- ---------                              ---------------------------------
  ACCOUNT NAME

                                                                       DISC.                              S/N       SOLICITED
                                                                      %---------
                                                                                                                 UNSOLICITED

                                                                       RATE/SH

                                                                      --------
  --------------------------------------------------------- ---------                              ---------------------------------
  -------------------------------------------------------------------                              ------------------- -------------
  SELLER CODE                                                                                        OFFSET/BOLT #      CONTRA/EXCH

  U  LONG - DEL FORM                     X  INSTR SENT - OTHER        GRS
  V LONG - NEED STK PWR             Z  LONG - EXCH SEC                ________

                                                                                                 ------------------- ---------------
                                                                                                 ------------------- ---------------
  W CLIENT WILL DELIVER            Y SHORT SALE APPROVED BY            WRAP (NO COMMISSION)          TRADE DATE      SETTLEMENT DATE
                                                                                                                          / /
                                                                                                           /
                                                                                                           /
  ------------------------------------------------------------------- ---------------------------- ------------------- -------------
  INVESTMENT ADVISORY REP NAME

  ----------------------------------------------------------------------------------------------------------------------------------
  ----------------------------------------------------------------------------------------------------------------------------------

  WITH RESPECT TO THE ABOVE TRANSACTION, I HEREBY MAKE THE FOLLOWING REPRESENTATIONS AND WARRANTIES:

8) I DO NOT POSSESS ANY MATERIAL NONPUBLIC INFORMATION REGARDING THE SECURITY OR THE ISSUER OF THE SECURITY.

9) IF I AM A PORTFOLIO MANAGER, NONE OF THE ACCOUNTS I MANAGE PURCHASED OR
SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE (UNLESS OTHERWISE EXCEPTED BY THE CODE).

10) IF I AM A DESIGNATED ACCESS PERSON, AS DEFINED BY THE CODE OF ETHICS, I ATTEST THAT NONE OF THE ACCOUNTS, FOR WHICH I HAVE BEEN SO DESIGNATED, PURCHASED OR SOLD THIS SECURITY WITHIN THE PREVIOUS SEVEN CALENDAR DAYS
AND I DO NOT ANTICIPATE THAT ANY SUCH CLIENT ACCOUNTS WILL PURCHASE OR
SELL THIS SECURITY WITHIN SEVEN CALENDAR DAYS OF MY PURCHASE OR SALE (UNLESS OTHERWISE EXCEPTED BY THE CODE).

11) I HAVE READ THE BAIRD CODE OF ETHICS WITHIN THE PRIOR 12 MONTHS AND BELIEVE THAT THE PROPOSED TRADE FULLY COMPLIES WITH THE REQUIREMENTS OF THE CODE.

 INVESTMENT ADVISORY REP REQUESTING APPROVAL  __________________________________

                   DATE AND TIME OF REQUEST   __________________________________

  ------------------------------------------------------------------------------

                         SUPERVISOR APPROVAL  __________________________________

                   DATE AND TIME OF APPROVAL  __________________________________

  ------------------------------------------------------------------------------



                                    EXHIBIT B

                        PERSONAL SECURITIES TRANSACTIONS

                              ATTESTATION STATEMENT

I, _______________________, have reviewed the statement(s) of my Baird account(s), if any, and herewith submit the attached Personal Securities Transactions Report(s), or statement(s) containing similar information, for any transactions not completed in a Baird account for the quarter ending ________________, 20__.

I attest that the securities transactions detailed in the attached statements and/or reports accurately represent all securities transactions effected during this time frame in which I have a direct or indirect Beneficial Interest (as defined by the Code of Ethics). I further certify that no other securities transactions were effected either in a Baird account or in any other account held at an outside bank, broker-dealer, or the like.

------------------------------                       ------------------
Signature                                             Date


         ROBERT W. BAIRD & CO. - PERSONAL SECURITIES TRANSACTIONS REPORT

------------------------------------------------ -------------------------------
Advisory Representative:                         Rep Code:
------------------------------------------------ -------------------------------
------------------------------------------------ -------------------------------
Month/Quarter Ending:   , 20__
------------------------------------------------ -------------------------------
------------------------------------------------ -------------------------------
Name of Institution:                             Account Number:
------------------------------------------------ -------------------------------

------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
   TRADE DATE        SETTLEMENT       P/S        SYMBOL         SECURITY DESCRIPTION        QUANTITY         PRICE       NET AMOUNT
                        DATE
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------

------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------

------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------

------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------
------------------ --------------- ---------- ----------- ------------------------------- -------------- ------------ --------------

                                    EXHIBIT C

                       ROBERT W. BAIRD & CO, INCORPORATED
                      CODE OF ETHICS FOR BAIRD FUNDS, INC.

                            ACKNOWLEDGMENT OF RECEIPT

I, ___________________________, certify and attest that I have received, read and understood the Code of Ethics for Baird Funds, Inc. provided me by Robert W. Baird & Co., Incorporated.

By signing below, I understand that I am required to comply by all of the rules and restrictions contained in the Code.

                                                    ----------------------------
                                                    Fund Access Person Signature

                                                    ----------------------------
                                                    Date

                                    EXHIBIT D

                             INITIAL HOLDINGS REPORT

IN ACCORDANCE WITH THE ATTACHED CODE OF ETHICS, PLEASE PROVIDE A LIST OF ALL ACCOUNTS AND SECURITIES (OTHER THAN THOSE SPECIFICALLY EXCLUDED FROM THE DEFINITION OF SECURITY), INCLUDING PHYSICAL CERTIFICATES HELD, IN WHICH YOU, AS AN ACCESS PERSON, HAVE A BENEFICIAL INTEREST. ALSO, PLEASE INCLUDE INFORMATION REGARDING THE ACCOUNTS AND SECURITIES OF YOUR IMMEDIATE FAMILY AND NON-CLIENT ACCOUNTS FOR WHICH YOU MAKE INVESTMENT DECISIONS.

(1) NAME OF ACCESS PERSON:

----------------------------------------------

(2) ACCOUNT INFORMATION:

----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
                   RELATIONSHIP TO ACCESS       BROKER AT WHICH                        TYPE OF                        CONTACT PERSON
NAME ON ACCOUNT            PERSON             ACCOUNT MAINTAINED     ACCOUNT NUMBER    ACCOUNT     CONTACT PERSON      PHONE NUMBER
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------

----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------

----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------
----------------- -------------------------- ---------------------- ----------------- ----------- ---------------- -----------------

                              (PLEASE SEE REVERSE)

FOR EACH ACCOUNT, ATTACH THE MOST RECENT ACCOUNT STATEMENT LISTING SECURITIES IN THAT ACCOUNT. IF YOU OWN BENEFICIAL INTERESTS IN SECURITIES THAT ARE NOT LISTED IN AN ATTACHED ACCOUNT STATEMENT, OR HOLD THE PHYSICAL CERTIFICATE, LIST THEM
BELOW:

          NAME OF SECURITY                   QUANTITY                   VALUE
           CUSTODIAN

1)

     ---------------------------------------------------------------------------

2)

     ---------------------------------------------------------------------------

3)

     ---------------------------------------------------------------------------

4)

     ---------------------------------------------------------------------------

5)

     ---------------------------------------------------------------------------

                     (ATTACH A SEPARATE SHEET IF NECESSARY.)

I CERTIFY THAT THIS FORM AND THE ATTACHED STATEMENTS (IF ANY) CONSTITUTE ALL OF THE ACCOUNTS AND SECURITIES IN WHICH I HAVE A BENEFICIAL INTEREST, INCLUDING THOSE FOR WHICH I HOLD PHYSICAL CERTIFICATES, AND THOSE HELD IN THE ACCOUNTS OF MY IMMEDIATE FAMILY.

___________________________________
                                                        ACCESS PERSON SIGNATURE
 DATED: ____________________________

                                                        PRINT NAME

               PLEASE RETURN FORM TO DAPHNE EVANS (X-7828) IN THE
                   INVESTMENT ADVISORY UNIT OF THE COMPLIANCE
                   DEPARTMENT WITHIN 7 DAYS OF DESIGNATION AS
                                AN ACCESS PERSON.